Exhibit 5.1

[HOGAN & HARTSON LETTERHEAD]

May 10, 2007

Board of Directors
Papa John’s International, Inc.
2002 Papa Johns Boulevard
Louisville, Kentucky 40299-2334

Ladies and Gentlemen:

We are acting as counsel to Papa John’s International, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the registration of 3,400,000 additional shares of the Company’s common stock, par value $.01 per share (the “Shares”), to be issued from time to time pursuant to the Company’s 1999 Team Member Stock Ownership Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the documents listed on Schedule 1 hereto (the “Documents”).

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “General Corporation Law of the State of Delaware” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (a) the effectiveness of the Registration Statement, (b) issuance of the Shares in accordance with the provisions of the Plan, and (c) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors of the Company and the Plan and the award agreements thereunder, the Shares that constitute original issuances by the Company will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson LLP
Hogan & Hartson LLP

Schedule 1

1.             An executed copy of the Registration Statement.

2.             A copy of the Plan, as certified by an officer of the Company on the date hereof as being complete, accurate and in effect.

3.             The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on May 8, 2007 and as certified by an officer of the Company on the date hereof as being complete, accurate and in effect.

4.             The Amended and Restated Bylaws of the Company, as certified by an officer of the Company on the date hereof as being complete, accurate and in effect.

5.             Resolutions of the Board of Directors of the Company, adopted as of February 25, 1999, as certified by an officer of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the adoption of the Plan.

6.             Resolutions of the Board of Directors of the Company, adopted as of May 10, 2007, as certified by an officer of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the reservation for issuance of the Shares, the authorization of the Registration Statement and certain arrangements in connection therewith.

7.             A certificate of an officer of the Company, dated as of May 10, 2007, as to certain facts relating to the Company and the Plan.